UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 31, 2004

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdiction of incorporation)	0-8672 (Commission File Number)	41-1276891 (IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN (Address of principal executive offices)	55117 (Zip Code)

Registrant's telephone number, including area code (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 31, 2004, a three judge panel of the Court of Appeals for the Federal Circuit (CAFC) issued a ruling on Guidant’s appeal of the trial court decision and jury verdict on the ‘288 patent controlled by Guidant.

The CAFC reversed the decision of the trial court judge that the ‘288 patent was invalid.  The court also ruled that the trial judge’s claim construction of the ‘288 patent was incorrect and, therefore, the jury’s verdict of non-infringement was set aside.  The court also ruled on other issues that were raised by the parties.

The effect of the decision, if unappealed, will be to return the case to the trial judge for claim construction of a possible new trial on the issue of infringement and damages.

Guidant had sued St. Jude Medical in 1996 alleging that the company’s implantable cardioverter-defibrillator products infringed the ‘288 and three other patents.  The other patents were dropped or dismissed from the litigation.

Guidant is claiming damages for ICD sales from May 15, 1997 through December 2003, when the ‘288 patent expired.

The decision can be accessed at www.FedCir.gov/dailylog.html.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date:  August 31, 2004

By: /s/ Kevin T. O’Malley

Kevin T. O’Malley

Vice President and

General Counsel